                           SCHEDULE 14A INFORMATION
                   Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934
                               (Amendment No.__)

Filed by the Registrant[X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ]  Confidential, for use of the Commission Only (as permitted by Rule 14a-
     6(e)(2)
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

 . . . . . . . . . . . . MK GOLD COMPANY. . . . . . . . . . . .
               (Name of Registrant as Specified In Its Charter)

 . . . . . . . .  . . . . . . . . . . . . . . . . . . . . . . .
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     2)  Aggregate number of securities to which transaction applies:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     4)  Proposed maximum aggregate value of transaction:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
     5)  Total fee paid:
     . . . . . . . . . . . . . . . . . . . . . . . . . . . .
[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:
     . . . . . . . . . . . . . . . . . . . . .
     2)  Form, Schedule or Registration Statement No.:
     . . . . . . . . . . . . . . . . . . . . .
     3)  Filing Party:
     . . . . . . . . . . . . . . . . . . . . .
     4)  Date Filed:
     . . . . . . . . . . . . . . . . . . . . .

         NOTICE OF SPECIAL MEETING OF STOCKHOLDERS - NOVEMBER 24, 1998



To the Stockholders of MK Gold Company:

   You are cordially invited to attend the Special Meeting of Stockholders of MK Gold Company (the "Company") to be held at the DoubleTree Hotel, 255 S. West Temple, Salt Lake City, Utah, on Tuesday, November 24, 1998, at 11:00 a.m. for the following purposes:

   1. To approve an amendment to the Company's Certificate of Incorporation to effect a one-for-three reverse split of the Company's Common Stock; and

   2. To transact such other business as may properly come before the meeting.

   Stockholders of record at the close of business on October 30, 1998 are entitled to notice of and to vote at the meeting and at any and all adjournments or postponements thereof. If you are unable to attend the meeting in person, you are urged to sign, date and return the enclosed proxy as it is necessary that holders of a majority of the outstanding shares be present, in person or by proxy, in order to obtain a quorum for the meeting. The proxy may be returned in the accompanying, self-addressed envelope which requires no postage if mailed in the United States.

Dated: November __, 1998


                              BY ORDER OF THE BOARD OF DIRECTORS
                              John C. Farmer
                              Chief Financial Officer and Secretary



                             ____________________

                                MK GOLD COMPANY
                        60 E. South Temple, Suite 2100
                          Salt Lake City, Utah  84111
                             ____________________


                                PROXY STATEMENT
                        SPECIAL MEETING OF STOCKHOLDERS
                               NOVEMBER 24, 1998
                             ____________________


                              GENERAL INFORMATION


   This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of MK Gold Company, a Delaware corporation ("MK Gold" or the "Company"), to the holders of the Company's common stock, par value $.01 per share ("Common Stock"), for use at its Special Meeting of Stockholders to be held at the DoubleTree Hotel, 255 S. West Temple, Salt Lake City, Utah, on Tuesday, November 24, 1998, at 11:00 a.m., and at any and all adjournments or postponements thereof. Any proxy delivered pursuant to this solicitation may be revoked by the person giving it at any time prior to the exercise thereof (i) by filing a revocation instrument with the Secretary of the Company, (ii) by delivering a duly executed proxy bearing a later date, or (iii) by appearing at the meeting and voting in person.

   This Proxy Statement and the related proxy are first being mailed to stockholders commencing on or about November __, 1998.

   VOTING RIGHTS AND VOTE REQUIRED. Stockholders of record on October 30, 1998, the record date, are entitled to vote at the meeting. As of October 30, 1998, 19,464,466 shares of Common Stock were outstanding and entitled to vote.

   The presence at the Special Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding at the close of business on October 30, 1998 will constitute a quorum. For purposes of this Special Meeting, each outstanding share of Common Stock on the record date is entitled to one vote on all matters. Abstentions are counted for purposes of determining the number of shares represented and entitled to vote at the meeting. However, abstentions are not counted in determining the number of shares voting "FOR" an item of business and, therefore, have the same effect as a vote "AGAINST" a business item. Broker non-votes are counted for purposes of determining the number of shares represented and entitled to vote at the meeting; however, the shares represented thereby are not voted and do not represent a vote either "FOR" or "AGAINST" an item of business.

   VOTING OF PROXIES. The shares of Common Stock represented by all properly executed proxies received in time for the Special Meeting will be voted in accordance with the directions given by the stockholders. If no instructions are given, the shares will be voted "FOR" the proposal being presented to stockholders at the meeting.

   Management knows of no business to be brought before the meeting other than the matters described in this Proxy Statement. However, if any other matters are properly presented for action, it is the intention of the proxy holders named in the enclosed proxy to vote on such matters in accordance with their discretion pursuant to such proxy.

   TABULATION. Pursuant to the By-laws and policies of the Company, representatives of ChaseMellon Shareholder Services, L.L.C. have been appointed to serve as independent Inspectors of Election to supervise the voting of the shares for the Special Meeting of Stockholders. The Inspectors of Election will decide all questions respecting the qualification of voters, the validity of the proxies and the acceptance or rejection of votes. None of the Inspectors of Election is an officer, employee or stockholder of the Company.

                           BUSINESS TO BE TRANSACTED

         PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION
                 TO EFFECT A ONE-FOR-THREE REVERSE STOCK SPLIT

INTRODUCTION

   The Board of Directors of the Company has approved an amendment to the Company's Certificate of Incorporation to effect a reverse stock split, pursuant to which each three shares of Common Stock of the Company will become one share of Common Stock (the "Reverse Split"). The stockholders are being asked to approve this proposed amendment. The Reverse Split will take effect, if at all, after it is approved by the stockholders of the Company and after filing the amendment with the Secretary of State of the State of Delaware (the "Effective Date"). Even if the Reverse Split is approved by the stockholders it is within the discretion of the Board of Directors not to carry out the Reverse Split.

REASONS FOR THE REVERSE SPLIT

   The Company's shares of Common Stock have been listed , and have traded, on the National Association of Securities Dealers Automated Quotations ("Nasdaq") National Market System since December 15, 1993, when the Company completed its initial public offering. For continued listing on the Nasdaq National Market System, it is necessary that, among other things, the Company's shares of Common Stock maintain a minimum bid price of at least $1.00 per share.

   Over the past several months, the bid price of the Company's shares of Common Stock has gradually decreased and has fallen below $1.00. As a result, the Company's shares of Common Stock are in danger of being delisted from the Nasdaq system. Management believes that the decrease in the number of shares of Common Stock outstanding as a consequence of the Reverse Split, if effectuated, will result in a corresponding increase in the price per share of the Company's Common Stock that will allow the Company to comply with the Nasdaq minimum bid price of $1.00 per share. There can be no assurance, however, that the Reverse Split will result in any change in the price of the Company's Common Stock or that, if the price of the Company's Common Stock does increase as a result of the Reverse Split, such increase will be sufficient to allow the Company to comply with the listing requirements of the Nasdaq National Market System.

   If the Reverse Split is not approved by the stockholders at the Special Meeting, then it is highly likely that the Company's shares of Common Stock will cease to be listed and traded on the Nasdaq system. In such event, trading, if any, in the Company's Common Stock may thereafter be conducted in the over-the-counter market on an electronic bulletin board established for securities that do not meet the Nasdaq listing requirements, or in what are commonly referred to as the "pink sheets". As a result, an investor would find it more difficult to dispose of, or to obtain accurate quotations as to the price of, the Company's Common Stock. In addition, if the Company's Common Stock were delisted, trading of the Common Stock would be subject to "penny stock" rules that impose additional sales practice requirements on broker-dealers who sell such securities. Consequently, delisting could affect the ability or willingness of broker-dealers to sell the Company's Common Stock and the ability of purchasers of the Company's Common Stock to sell their securities in the secondary market.

IMPLEMENTATION OF THE REVERSE SPLIT

   The Reverse Split will be formally implemented by amending the Company's Certificate of Incorporation to provide that all outstanding shares of Common Stock held by each holder of record on the Effective Date shall be automatically combined at the rate of one-for-three without any further action on the part of the holders thereof or the Company. The amendment to the Company's Certificate of Incorporation will also provide that no fractional shares shall be issued and that any fractional shares remaining after aggregating all fractional shares held by a stockholder will be rounded up to the nearest whole share.

   Assuming the Reverse Split is approved by the stockholders at the Special Meeting, an appropriate amendment to the Company's Certificate of Incorporation, as amended, will be filed with the Secretary of State of the State of Delaware.

PRINCIPAL EFFECTS OF THE REVERSE SPLIT

   If the Reverse Split is approved by the Company's stockholders, one new share of Common Stock will be issued for each three presently outstanding shares of Common Stock. Each stockholder's percentage ownership interest in the Company and proportional voting power will remain unchanged except for minor differences resulting from adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be essentially unaffected by the Reverse Split.

   As of October 30, 1998, the Company had 40,000,000 authorized shares of Common Stock of which 19,464,466 were issued and outstanding. Of the unissued shares of Common Stock, an aggregate of 2,680,000 were reserved for issuance under the Company's Stock Incentive Plan and the Company's Stock Option Plan for Non-Employee Directors. As of October 30, 1998, 17,855,534 shares of the Company's common stock remain unissued and unreserved.

   As a result of the Reverse Split, the 19,464,466 shares of Common Stock outstanding on October 30, 1998 will become approximately 6,488,156 shares of Common Stock and any other shares issued prior to the Effective Date will be similarly adjusted. In addition, on the Effective Date, each option to purchase Common Stock outstanding, together with any related stock appreciation rights, will be adjusted so that the number of shares of Common Stock issuable upon their exercise shall be divided by three (and corresponding adjustments will be made to the number of shares vested under each outstanding option) and the exercise price of each option shall be multiplied by three.

   No fractional shares will be issued upon the Reverse Split. Any fractional shares remaining after aggregating all fractional shares held by a stockholder will be rounded up to the nearest whole share. For example, if a stockholder held 100 shares of Common Stock of the Company prior to the Reverse Split, after the Reverse Split such stockholder would hold 34 shares.

   The Reverse Split will not affect the number of authorized shares. Accordingly, the Reverse Split will have the effect of increasing the number of authorized and unreserved shares of the Company's Common Stock. The Company currently has no plans to issue such shares; however, such shares may be used by the Company for general corporate purposes.

   The Reverse Split may result in some stockholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

EXCHANGE OF STOCK CERTIFICATES

   Assuming the Reverse Split is approved by the stockholders, stockholders will be required to exchange their stock certificates for new certificates representing the shares of new Common Stock. Stockholders will be furnished with the necessary materials and instructions for the surrender and exchange of stock certificates at the appropriate time by the Company's transfer agent. Stockholders will not be required to pay a transfer or other fee in connection with the exchange of certificates. Stockholders should not submit any certificates until requested to do so.

FEDERAL INCOME TAX CONSEQUENCES

   The following description of federal income tax consequences is based upon the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority and current administrative rulings and practices as in effect on the date of this Proxy Statement. This discussion is for general information only and does not discuss consequences which may apply to special classes of taxpayers. Stockholders are urged to consult their own tax advisors to determine the particular consequences to them.

   The exchange of shares of Common Stock for shares of new Common Stock will not result in recognition of gain or loss. The holding period of the shares of new Common Stock will include the stockholder's holding period for the shares of Common Stock exchanged therefor, provided that the shares of Common Stock were held as a capital asset. The adjusted basis of the shares of new Common Stock will be the same as the adjusted basis of the shares of Common Stock exchanged therefor.

NO DISSENTER'S RIGHTS

   Under Delaware law, stockholders are not entitled to dissenter's rights of appraisal with respect to the proposed Reverse Split.

VOTE AND RECOMMENDATION

   The affirmative vote of the holders of a majority of all of the outstanding shares of Common Stock of the Company is required to approve the Reverse Split. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE REVERSE SPLIT.

   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information regarding persons known by the Company to beneficially own, as defined by the Securities and Exchange Commission ("SEC") Rule 13d-3, more than 5% of the Company's Common Stock as of the Record Date, based solely on information regarding such ownership available to the Company in filings by such beneficial owners with the SEC on Schedules 13D and 13G. It also shows the same information as of the Record Date for all Directors of the Company, the Company's Chief Executive Officer and each of the Company's executive officers who earned in excess of $100,000 during the year ended December 31, 1997 (collectively, the "Named Executive Officers"), and all Directors and Executive Officers as a group. Except as set forth in the footnotes below, all such persons possess sole voting and investment power with respect to the shares listed.

-----------------------------------------------------------------------------------------------------------------------
          (1)                                                     (2)                       (3)                  (4)
                                                            Number of Shares
                                                             and Nature of             Right to Acquire         Percent
    Name and Address                                           Beneficial               Within 60 Days of           of
   of Beneficial Owner                                         Ownership(a)              October 30, 1998        Class(b)
-----------------------------------------------------------------------------------------------------------------------
Certain Beneficial Owners:
-------------------------
Leucadia National Corporation
315 Park Avenue South
New York, NY  10010                                             9,000,000                        -                 46.2
Group consisting of:
 Advisory Research, Inc.
 And David B. Heller.
 Two Prudential Plaza
 180 N. Stetson, Suite 5780
 Chicago, Illinois 60601(c)                                     1,340,400                        -                  6.9
Group consisting of:
 Special Situations Fund III, L.P.,
 MGP Advisors Limited Partnership, L.P.,
 AWM Investment Company, Inc. and
 Austin W. Marxe
 153 East 53 Street
 New York, New York 10022(d)                                    1,457,500                        -                  7.5
Group consisting of:
 Quest Advisory Corp. and
 Quest Management Company
 1414 Avenue of the Americas
 New York, New York 10019(e)                                    1,657,200                        -                  8.5

Directors:
---------

R.V. Hansberger(f)                                                 16,000                   15,000                    *

G.J. Humphrey                                                      30,000                   30,000                    *

J.P. Miscoll(g)                                                    32,100                   30,000                    *

R.S. Shriver                                                       15,000                   15,000                    *

I.M. Cumming(h)                                                    30,000                   30,000                    *

J.S. Steinberg(i)                                                  30,000                   30,000                    *

G.F. Joklik                                                       550,000                  450,000                  2.8

Nondirector Named Executive Officers:
------------------------------------

D.L. Babinchak                                                    122,500                  112,500                    *

T.G. White(j)                                                     109,639                  102,500                    *

All Directors and Executive Officers as a Group
(12) persons                                                   1,284,239                1,155,000                  6.2

-------------------------------
  * Less than 1%

(a) Amounts in Column 2 include shares listed in Column 3. For purposes of this table, shares are considered to be "beneficially" owned if the person directly or indirectly has the sole or shared power to vote or direct the voting of the securities or the sole or shared power to dispose of or direct the disposition of the securities. Shares are also considered "beneficially owned" if a person has the right to acquire the beneficial ownership of the shares within 60 days of October 30, 1998. Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

(b) The percentages shown are calculated based upon the shares indicated in column (2).

(c) According to a Statement on Schedule 13G dated February 13, 1998, Advisory Research Inc. is the direct beneficial owner of 1,340,400 shares. David B. Heller is President and the controlling shareholder of Advisory Research, Inc.

(d) According to a Statement on Schedule 13G dated February 3, 1998, 1,457,500 shares are beneficially owned by Austin W. Marxe and AWM Investment Company, which consist of 1,094,000 shares beneficially owned by Special Situations Fund III, L.P. and 363,500 shares beneficially owned by Special Situations Cayman Fund, L.P.

(e) According to Amendment No. 1 to a Statement on Schedule 13G dated February 10, 1998, 1,460,700 shares are beneficially owned by Quest Advisory Corp. and 196,500 shares are beneficially owned by Quest Management Company.

(f) Mr. Hansberger shares voting and dispositive power as to 1,000 such shares with his wife.

(g) Includes 2,100 shares beneficially owned by the J. P. Miscoll and I. Miscoll Trust, dated November 11, 1991, Ingeburg Miscoll, Trustee.

(h) By virtue of Mr. Cumming's approximately 15.5% interest in the common shares of Leucadia, Mr. Cumming may be deemed to be the beneficial owner of the shares of MK Gold Common Stock owned by Leucadia.

(i) By virtue of Mr. Steinberg's approximately 14.2% interest in the common shares of Leucadia (excluding an approximately 2% interest in Leucadia securities held by two trusts for the benefit of Mr. Steinberg's minor children as to which Mr. Steinberg disclaims beneficial ownership), Mr. Steinberg may be deemed to be the beneficial owner of the shares of MK Gold Common Stock owned by Leucadia.

(j) Mr. White has sole voting power as to 7,139 shares, sole dispositive power as to 5,599 shares and shared dispositive power as to 0 shares.


                 STOCKHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

   Any proposal submitted by a stockholder for action at the Company's 1999 Annual Meeting of Stockholders must be submitted in a letter to the Secretary of the Company and received by the Company by December 24, 1998 in order for such proposal to be included in the Company's proxy statement and form of proxy relating to such meeting. The proposal must be in the form required by and subject to the other requirements of applicable rules of the Securities and Exchange Commission.

                            SOLICITATION OF PROXIES

   The Company will bear the costs of soliciting proxies from its stockholders on behalf of the Board of Directors. In addition to the use of the mails, proxies may be solicited by the directors, officers, and employees of the Company by personal interview, telephone or telegram. Such directors, officers and employees will not be additionally compensated for such solicitation, but may be reimbursed for out-of-pocket expenses incurred in connection therewith. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of the Company's Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in connection therewith.


Dated:  November __, 1998               BY ORDER OF THE BOARD OF DIRECTORS
                                        John C. Farmer
                                        Chief Financial Officer and Secretary

                                [FORM OF PROXY]

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE SPECIAL MEETING OF STOCKHOLDERS
                        NOVEMBER 24, 1998 AT 11:00 A.M.


                                MK GOLD COMPANY


     The undersigned stockholder of MK Gold Company hereby appoints Donald L. Babinchak and John C. Farmer and each of them, as attorneys and proxies, each with the power to act without the other and with power of substitution and revocation, and hereby authorizes them to represent the undersigned and vote, as designated on the other side, all shares of stock of MK Gold Company standing in the name of the undersigned with all powers which the undersigned would possess if present at the Special Meeting of Stockholders of the Company to be held November 24, 1998 or any adjournments or postponements thereof.

     RECEIPT OF THE NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND THE PROXY STATEMENT FURNISHED HEREWITH, IS HEREBY ACKNOWLEDGED.

       (Continued and to be marked, dated and signed on the other side)

--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                              SPECIAL MEETING OF
                                 STOCKHOLDERS
                                MK GOLD COMPANY

                               NOVEMBER 24, 1998
                                  11:00 A.M.
                             THE DOUBLETREE HOTEL
                              255 S. WEST TEMPLE
                             SALT LAKE CITY, UTAH

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE          Please mark
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.          your votes as
IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR           indicated in
PROPOSAL 1.                                                     this example X
                                                                             -

1. To approve an amendment to the Company's
 Certificate of Incorporation to effect a                [  ] FOR            [  ] AGAINST        [  ] ABSTAIN
 one-for-three reverse split of the Company's Common
 Stock.

2. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                                         The signature should agree with the name on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                                         Dated:______________________________________________________________, 1998

                                                         _________________________________________________________________________
                                                                                        (Signature)
                                                         __________________________________________________________________________

                                                                                 (Signature if held jointly)

    PLEASE SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE

________________________________________________________________________________
                             FOLD AND DETACH HERE


                               ADMISSION TICKET

                              SPECIAL MEETING OF
                                 STOCKHOLDERS
                                MK GOLD COMPANY

                               NOVEMBER 24, 1998
                                  11:00 A.M.
                             THE DOUBLETREE HOTEL
                              255 S. WEST TEMPLE
                             SALT LAKE CITY, UTAH